[LETTERHEAD OF GRANT THORNTON LLP]

EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 27, 2004, (except as noted in Note 17, for which the date is January 10, 2005) accompanying the financial statements of Novint Technologies, Inc. contained in the Registration Statement and Prospectus as of and for the two years ended December 31, 2003. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.



                                            /s/ Grant Thornton LLP
                                            -----------------------
                                            Albuquerque, New Mexico
                                            March 13, 2005